UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 5, 2009

THE L.S. STARRETT COMPANY
(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS  01331
(Address of principal executive offices) (Zip Code)

Registrant's telephone number:
978-249-3551

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02(c).                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The L. S. Starrett Company, a global manufacturer of industrial, professional and consumer products, named Francis J. O’Brien as Treasurer and Chief Financial Officer of the Company effective as of November 5, 2009.

Mr. O’Brien was previously Chief Financial Officer at Delta Education, LLC, an elementary school education company, from 2005 to 2009.  Prior to Delta Education, he was Chief Financial Officer at StockerYale Corporation, a publicly traded technology company, from 2001 to 2004 and Director of Finance and Business Development at Analogic Corporation, a publicly traded manufacturer of medical and security systems, from 1998 to 2000.  Mr. O’Brien served as Corporate Vice President of Finance & Administration for Addison Wesley, a global education company, from 1982 to 1997 and as Senior Manager at Coopers & Lybrand, an international public accounting firm, from 1976 to 1982.

Mr. O’Brien holds a BA from the University of Massachusetts and an MBA from Suffolk University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Date: November 5, 2009	By: /s/ Douglas A. Starrett
Name: Douglas A. Starrett
Title: President and Chief Executive Officer